Exhibit 99.1

January 25, 2017

Press Release

Source:	Farmers National Banc Corp.
Kevin J. Helmick, President and CEO
20 South Broad Street, P.O. Box 555
Canfield, OH 44406
330.533.3341
Email: exec@farmersbankgroup.com

FARMERS NATIONAL BANC CORP. ANNOUNCES

2016 FOURTH QUARTER AND ANNUAL FINANCIAL RESULTS

•	Record Earnings for the year ended December 31, 2016 of $20.6 million

•	10% organic loan growth since December 31, 2015

•	136 consecutive quarters of profitability

•	Return on average assets was 1.07% and return on average equity 9.72% for the year ended December 31, 2016

•	Noninterest income increased 27% in 2016 compared to 2015

•	Non-performing assets to total assets remain at low levels, 0.44% at December 31, 2016

CANFIELD, Ohio (January 25, 2017) – Farmers National Banc Corp. (Farmers) (NASDAQ: FMNB) today reported financial results for the three and twelve months ended December 31, 2016.

Net income for the three months ended December 31, 2016 was $5.4 million, or $0.20 per diluted share, which compares to $3.2 million, or $0.12 per diluted share, for the three months ended December 31, 2015. Excluding expenses related to acquisition activities, net income for the two periods was $5.4 million or $0.20 per diluted share and $4.3 million or $0.16 per diluted share, respectively.

Annualized return on average assets and return on average equity were 1.08% and 9.74%, respectively, for the three month period ending December 31, 2016, compared to 0.68% and 6.51% for the same three month period in 2015. Excluding expenses related to acquisition activities, the annualized return on average assets and return on average equity for the quarter ended December 31, 2016 were 1.08% and 9.77% compared to 0.93% and 8.87% for the same quarter in 2015.

Net income for the year ended December 31, 2016 was $20.6 million, or $0.76 per diluted share, compared to $8.1 million or $0.36 per diluted share for 2015. Return on average assets and return on average equity were 1.07% and 9.72%, respectively, for the year ending December 31, 2016, compared to 0.54% and 4.97% for the same period in 2015. Excluding expenses related to acquisition activities net income for the two years was $21.0 million, or $0.78 per share and $12.9 million or $0.57 per share, respectively. The annualized return on average assets and return on average equity excluding acquisition costs were 1.09% and 9.92% in 2016, compared to 0.87% and 7.95% in 2015, respectively.

On June 1, 2016 Farmers completed the acquisition of Bowers Insurance Agency, Inc. (“Bowers Group”). The Bowers Group will continue to operate under its name from its current location in Cortland, Ohio as part of Farmers’ wholly-owned insurance agency subsidiary Farmers National Insurance, LLC. The strategic acquisition is expected to enhance Farmers’ current company and product line up, and offer broader options of commercial, farm, home, and auto property/casualty insurance to meet all the needs of all Farmers’ customers.

Kevin J. Helmick, President and CEO, stated, “We are happy to report a record year in net income, which has been achieved through the successful integration of our recent mergers, our 10% organic loan growth, and our continued focus on increasing noninterest income and careful management of noninterest expenses.”

2016 Fourth Quarter Financial Highlights

•	Loan growth

Total loans were $1.43 billion at December 31, 2016, compared to $1.30 billion at December 31, 2015, representing an increase of 10.1%. The increase in loans is a direct result of Farmers’ focus on loan growth utilizing a talented lending and credit team, while adhering to a sound underwriting discipline. Most of the increase in loans has occurred in the commercial real estate, agricultural, residential real estate and consumer loan portfolios. Loans now comprise 76.3% of the Bank’s average earning assets for the year ended December 31, 2016, an improvement compared to 70.1% for the same period in 2015. This improvement along with the growth in earning assets has resulted in a 41% increase in tax equated loan income from 2015 to 2016.

•	Loan quality

Non-performing assets to total assets remain at a safe level, currently at 0.44%. Early stage delinquencies also continue to remain at low levels, at $12.7 million, or 0.89% of total loans, at December 31, 2016. Net charge-offs for the current quarter were $656 thousand, up $360 thousand compared to $296 thousand in the same quarter in 2015, however total net charge-offs as a percentage of average net loans outstanding decreased from 0.23% for the year ended December 31, 2015 to 0.15% in 2016. Lending to the energy sector is insignificant and less than 1% of the loan portfolio.

•	Net interest margin

The net interest margin for the three months ended December 31, 2016 was 3.95%, a 4 basis points decrease from the quarter ended December 31, 2015. In comparing the fourth quarter of 2016 to the same period in 2015, asset yields decreased 1 basis point, while the cost of interest-bearing liabilities increased 3 basis points. The net interest margin is impacted by the additional accretion as a result of the discounted loan portfolios acquired in the NBOH and Tri-State mergers. Excluding the amortization of premium on time deposits and FHLB advances along with the accretion of the acquired loan discount, the net interest margin would have been 7 basis points lower or 3.88% for the quarter ended December 31, 2016.

•	Noninterest income

Noninterest income increased 17.4% to $6.1 million for the quarter ended December 31, 2016 compared to $5.2 million in 2015. Gains on the sale of mortgage loans increased $431 thousand, or 106% in the current year’s quarter compared to the same quarter in 2015. Insurance agency commissions increased $384 thousand in comparing the same two quarters due mainly to the acquisition of the Bowers Group. Other operating income increased $148 thousand or 14% in 2016, mainly as a result of an increase in income from an investment in a Small Business Investment Company (SBIC) fund.

•	Noninterest expenses

Farmers has remained committed to managing the level of noninterest expenses. Total noninterest expenses for the fourth quarter of 2016 decreased to $15.0 million compared to $16.6 million in the same quarter in 2015, primarily as a result of a $1.7 million decrease in merger related costs. Annualized noninterest expenses measured as a percentage of quarterly average assets decreased from 3.58% in the fourth quarter of 2015 to 3.03% in the fourth quarter of 2016.

•	Efficiency ratio

The efficiency ratio for the quarter ended December 31, 2016 improved to 60.37% compared to 73.07% for the same quarter in 2015. The main factors leading to the improvement in the efficiency ratio were the increase in net interest income and noninterest income, the decrease in merger related costs, along with the stabilized level of noninterest expenses relative to average assets as explained in the preceding paragraphs.

2017 Outlook

Mr. Helmick added, “We are pleased with our financial results for 2016. We remain well positioned to grow and create value for all our stakeholders, as our commitment to provide innovative solutions for our customers, associates, shareholders, and local communities continues.

Founded in 1887, Farmers National Banc Corp. is a diversified financial services company headquartered in Canfield, Ohio, with $2 billion in banking assets and $1 billion in trust assets. Farmers National Banc Corp.’s wholly-owned subsidiaries are comprised of The Farmers National Bank of Canfield, a full-service national bank engaged in commercial and retail banking with 39 banking locations in Mahoning, Trumbull, Columbiana, Stark, Wayne, Medina and Cuyahoga Counties in Ohio and Beaver County in Pennsylvania, Farmers Trust Company, which operates three trust offices and offers services in the same geographic markets and National Associates, Inc.. Farmers National Insurance, LLC and Bowers Insurance Agency, Inc., wholly-owned subsidiaries of The Farmers National Bank of Canfield, offer a variety of insurance products.

Non-GAAP Disclosure

This press release includes disclosures of Farmers’ tangible common equity ratio, return on average tangible assets, return on average tangible equity and net income excluding costs related to acquisition activities, which are financial measures not prepared in accordance with generally accepted accounting principles in the United States (GAAP). A non-GAAP financial measure is a numerical measure of historical or future financial performance, financial position or cash flows that excludes or includes amounts that are required to be disclosed by GAAP. Farmers believes that these non-GAAP financial measures provide both management and investors a more complete understanding of the underlying operational results and trends and Farmers’ marketplace performance. The presentation of this additional information is not meant to be considered in isolation or as a substitute for the numbers prepared in accordance with GAAP. The reconciliations of non-GAAP financial measures are included in the tables following Consolidated Financial Highlights below.

Forward-Looking Statements

This earnings release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements about Farmers’ financial condition, results of operations, asset quality trends and profitability. Forward-looking statements are not historical facts but instead represent only management’s current expectations and forecasts regarding future events, many of which, by their nature, are inherently uncertain and outside of Farmers’ control. Forward-looking statements are preceded by terms such as “expects,” “believes,” “anticipates,” “intends” and similar expressions, as well as any statements related to future expectations of performance or conditional verbs, such as “will,” “would,” “should,” “could” or “may.” Farmers’ actual results and financial condition may differ, possibly materially, from the anticipated results and financial condition indicated in these forward-looking statements. Factors that could cause Farmers’ actual results to differ materially from those described in the forward-looking statements can be found in Farmers’ Annual Report on Form 10-K for the year ended December 31, 2015, as amended, which has been filed with the Securities and Exchange Commission (SEC) and is available on Farmers’ website (www.farmersbankgroup.com) and on the SEC’s website (www.sec.gov). Forward-looking statements are not guarantees of future performance and should not be relied upon as representing management’s views as of any subsequent date. Farmers does not undertake any obligation to update the forward-looking statements to reflect the impact of circumstances or events that may arise after the date of the forward-looking statements.

Farmers National Banc Corp. and Subsidiaries
Consolidated Financial Highlights
(Amounts in thousands, except per share results) Unaudited
Consolidated Statements of Income	For the Three Months Ended					For the Twelve Months Ended
	Dec. 31,	Sept. 30,	June 30,	March 31,	Dec. 31,	Dec. 31,	Dec. 31,	Percent
	2016	2016	2016	2016	2015	2016	2015	Change
Total interest income	$18,469	$18,332	$17,950	$17,747	$17,481	$72,498	$53,827	34.7%
Total interest expense	1,178	1,139	1,061	1,000	1,023	4,378	4,090	7.0%

Net interest income	17,291	17,193	16,889	16,747	16,458	68,120	49,737	37.0%
Provision for loan losses	990	1,110	990	780	990	3,870	3,510	10.3%
Other income	6,076	6,485	5,737	4,946	5,175	23,244	18,306	27.0%
Merger related costs	19	31	224	289	1,736	563	6,392	-91.2%
Other expense	14,981	15,194	14,559	14,155	14,884	58,889	47,587	23.8%

Income before income taxes	7,377	7,343	6,853	6,469	4,023	28,042	10,554	165.7%
Income taxes	2,014	1,967	1,833	1,671	848	7,485	2,499	199.5%

Net income	$5,363	$5,376	$5,020	$4,798	$3,175	$20,557	$8,055	155.2%

Average shares outstanding	27,048	27,048	26,965	26,937	27,027	27,000	22,678
Basic and diluted earnings per share	0.20	0.20	0.19	0.18	0.12	0.76	0.36
Cash dividends	1,082	1,082	1,083	1,077	809	4,324	2,683
Cash dividends per share	0.04	0.04	0.04	0.04	0.03	0.16	0.12

Performance Ratios
Net Interest Margin (Annualized)	3.95%	3.97%	4.06%	4.07%	3.99%	4.01%	3.81%
Efficiency Ratio (Tax equivalent basis)	60.37%	60.85%	62.60%	62.65%	73.07%	61.59%	75.26%
Return on Average Assets (Annualized)	1.08%	1.10%	1.06%	1.03%	0.68%	1.07%	0.54%
Return on Average Equity (Annualized)	9.74%	9.97%	9.69%	9.41%	6.51%	9.72%	4.97%
Dividends to Net Income	20.18%	20.13%	21.57%	22.45%	25.48%	21.03%	33.31%

Other Performance Ratios (Non-GAAP)
Return on Average Tangible Assets	1.11%	1.13%	1.08%	1.04%	0.70%	1.09%	0.55%
Return on Average Tangible Equity	12.34%	12.73%	12.22%	11.83%	8.44%	12.30%	5.92%

Consolidated Statements of Financial Condition
	Dec. 31,	Sept. 30,	June 30,	March 31,	Dec. 31,
	2016	2016	2016	2016	2015
Assets
Cash and cash equivalents	$41,778	$67,372	$62,184	$34,619	$56,014
Securities available for sale	369,995	368,729	378,432	387,093	394,312

Loans held for sale	355	2,148	1,737	488	1,769
Loans	1,427,635	1,395,620	1,358,484	1,315,501	1,296,865
Less allowance for loan losses	10,852	10,518	9,720	9,390	8,978

Net Loans	1,416,783	1,385,102	1,348,764	1,306,111	1,287,887

Other assets	137,202	137,657	134,002	131,996	129,920

Total Assets	$1,966,113	$1,961,008	$1,925,119	$1,860,307	$1,869,902

Liabilities and Stockholders’ Equity
Deposits
Noninterest-bearing	$366,870	$352,441	$339,364	$334,391	$314,650
Interest-bearing	1,157,886	1,139,724	1,108,078	1,111,491	1,094,397

Total deposits	1,524,756	1,492,165	1,447,442	1,445,882	1,409,047
Other interest-bearing liabilities	213,496	235,757	247,934	192,078	247,985
Other liabilities	14,645	17,649	17,252	18,365	14,823

Total liabilities	1,752,897	1,745,571	1,712,628	1,656,325	1,671,855
Stockholders’ Equity	213,216	215,437	212,491	203,982	198,047

Total Liabilities and Stockholders’ Equity	$1,966,113	$1,961,008	$1,925,119	$1,860,307	$1,869,902

Period-end shares outstanding	27,048	27,048	27,048	26,924	26,944
Book value per share	$7.88	$7.96	$7.86	$7.58	$7.35
Tangible book value per share (Non-GAAP)	6.21	6.29	6.17	5.99	5.76
Capital and Liquidity
Common Equity Tier 1 Capital Ratio (a)	11.73%	11.67%	11.61%	11.82%	11.59%
Total Risk Based Capital Ratio (a)	12.44%	12.51%	12.41%	12.63%	12.37%
Tier 1 Risk Based Capital Ratio (a)	11.73%	11.81%	11.75%	11.97%	11.74%
Tier 1 Leverage Ratio (a)	9.32%	9.35%	9.37%	9.34%	9.21%
Equity to Asset Ratio	10.84%	10.99%	11.04%	10.96%	10.59%
Tangible Common Equity Ratio	8.75%	8.88%	8.87%	8.88%	8.50%
Net Loans to Assets	72.06%	70.63%	70.06%	70.21%	68.87%
Loans to Deposits	93.63%	93.53%	93.85%	90.98%	92.04%
Asset Quality
Non-performing loans	$8,170	$8,003	$8,360	$9,710	$10,445
Other Real Estate Owned	482	506	572	555	942
Non-performing assets	8,652	8,509	8,932	10,265	11,387
Loans 30—89 days delinquent	12,747	10,986	11,371	10,072	9,130
Charged-off loans	841	562	820	578	447
Recoveries	185	250	160	210	151
Net Charge-offs	656	312	660	368	296
Annualized Net Charge-offs to Average Net Loans Outstanding	0.20%	0.09%	0.20%	0.11%	0.09%
Allowance for Loan Losses to Total Loans	0.76%	0.75%	0.72%	0.71%	0.69%
Non-performing Loans to Total Loans	0.57%	0.57%	0.62%	0.74%	0.81%
Allowance to Non-performing Loans	132.83%	131.43%	116.27%	96.70%	85.96%
Non-performing Assets to Total Assets	0.44%	0.43%	0.46%	0.55%	0.61%

(a)	December 31, 2016 ratio is estimated

Reconciliation of Common Stockholders’ Equity to Tangible Common Equity						For the Twelve Months Ended
	Dec. 31,	Sept. 30,	June 30,	March 31,	Dec. 31,	Dec. 31,	Dec. 31,
	2016	2016	2016	2016	2015	2016	2015
Stockholders’ Equity	$213,216	$215,437	$212,491	$203,982	$198,047	$213,216	$198,047
Less Goodwill and other intangibles	45,154	45,299	45,718	42,574	42,911	45,154	42,911

Tangible Common Equity	$168,062	$170,138	$166,773	$161,408	$155,136	$168,062	$155,136

Average Stockholders’ Equity	219,028	214,484	207,776	204,986	193,446	211,408	162,086
Less Average Goodwill and other intangibles	45,173	45,575	43,475	42,796	43,028	44,284	26,128

Average Tangible Common Equity	$173,855	$168,909	$164,301	$162,190	$150,418	$167,124	$135,958

Reconciliation of Total Assets to Tangible Assets						For the Twelve Months Ended
	Dec. 31,	Sept. 30,	June 30,	March 31,	Dec. 31,	Dec. 31,	Dec. 31,
	2016	2016	2016	2016	2015	2016	2015
Total Assets	$1,966,113	$1,961,008	$1,925,119	$1,860,307	$1,869,902	$1,966,113	$1,869,902
Less Goodwill and other intangibles	45,154	45,299	45,718	42,574	42,911	45,154	42,911

Tangible Assets	$1,920,959	$1,915,709	$1,879,401	$1,817,733	$1,826,991	$1,920,959	$1,826,991

Average Assets	1,977,589	1,949,204	1,897,068	1,881,458	1,854,586	1,924,914	1,482,527
Less average Goodwill and other intangibles	45,173	45,575	43,475	42,796	43,028	44,284	26,128

Average Tangible Assets	$1,932,416	$1,903,629	$1,853,593	$1,838,662	$1,811,558	$1,880,630	$1,456,399

Reconciliation of Net Income, Excluding Costs Related to Acquisition Activities						For the Twelve Months
	For the Three Months Ended					Ended
	Dec. 31,	Sept. 30,	June 30,	March 31,	Dec. 31,	Dec. 31,	Dec. 31,
	2016	2016	2016	2016	2015	2016	2015
Income before income taxes—Reported	$7,377	$7,343	$6,853	$6,469	$4,023	$28,042	$10,554
Acquisition Costs	19	31	224	289	1,736	563	6,392

Income before income taxes—Adjusted	7,396	7,374	7,077	6,758	5,759	28,605	16,946
Income tax expense (b)	2,018	1,973	1,899	1,746	1,434	7,636	4,060

Net income—Adjusted	$5,378	$5,401	$5,178	$5,012	$4,325	$20,969	$12,886

Average shares outstanding	27,048	27,048	26,965	26,937	27,027	27,000	22,678
EPS excluding acquisition costs	$0.20	$0.20	$0.19	$0.19	$0.16	$0.78	$0.57

(b)	The income tax expense change from actual income tax expense relates to the deductibility of certain acquisition costs.

Reconciliation of Return on Average Assets and Average Equity, Excluding Acquisition Costs						For the Twelve Months
	For the Three Months Ended					Ended
	Dec. 31,	Sept. 30,	June 30,	March 31,	Dec. 31,	Dec. 31,	Dec. 31,
	2016	2016	2016	2016	2015	2016	2015
ROA excluding acquisition costs (c)	1.09%	1.11%	1.09%	1.07%	0.93%	1.09%	0.87%
ROE excluding acquisition costs (d)	9.82%	10.07%	9.97%	9.78%	8.94%	9.92%	7.95%

(c)	Net income - adjusted divided by average assets
(d)	Net income - adjusted divided by average equity

	For the Three Months Ended
	Dec. 31,	Sept. 30,	June 30,	March 31,	Dec. 31,
End of Period Loan Balances	2016	2016	2016	2016	2015
Commercial real estate	$446,975	$426,657	$418,269	$414,119	$409,326
Commercial	204,771	207,228	201,796	197,708	199,843
Residential real estate	430,674	423,009	418,693	405,560	394,728
Consumer	212,836	205,466	192,232	180,791	180,837
Agricultural loans	128,981	129,959	124,551	114,625	109,400

Total, excluding net deferred loan costs	$1,424,237	$1,392,319	$1,355,541	$1,312,803	$1,294,134

	For the Three Months Ended
	Dec. 31,	Sept. 30,	June 30,	March 31,	Dec. 31,
Noninterest Income	2016	2016	2016	2016	2015
Service charges on deposit accounts	$1,031	$1,057	$987	$935	$1,049
Bank owned life insurance income	208	194	201	212	214
Trust fees	1,482	1,693	1,564	1,496	1,518
Insurance agency commissions	559	569	293	139	175
Security gains	1	31	41	0	46
Retirement plan consulting fees	444	561	496	489	425
Investment commissions	310	308	356	236	286
Net gains on sale of loans	838	1,063	540	402	407
Other operating income	1,203	1,009	1,259	1,037	1,055

Total Noninterest Income	$6,076	$6,485	$5,737	$4,946	$5,175

	For the Three Months Ended
	Dec. 31,	Sept. 30,	June 30,	March 31,	Dec. 31,
Noninterest Expense	2016	2016	2016	2016	2015
Salaries and employee benefits	$8,248	$8,366	$7,740	$7,554	$8,220
Occupancy and equipment	1,748	1,587	1,616	1,664	1,772
State and local taxes	363	394	394	393	283
Professional fees	803	671	754	529	833
Merger related costs	19	31	224	289	1,736
Advertising	241	383	363	345	482
FDIC insurance	199	287	286	283	326
Intangible amortization	368	421	335	337	345
Core processing charges	743	738	580	638	770
Other operating expenses	2,268	2,347	2,491	2,412	1,853

Total Noninterest Expense	$15,000	$15,225	$14,783	$14,444	$16,620

Average Balance Sheets and Related Yields and Rates

(Dollar Amounts in Thousands)

	Three Months Ended			Three Months Ended
	December 31, 2016			December 31, 2015
	AVERAGE BALANCE	INTEREST (1)	RATE (1)	AVERAGE BALANCE	INTEREST (1)	RATE (1)
EARNING ASSETS
Loans (2)	$1,397,289	$16,328	4.65%	$1,262,480	$15,113	4.75%
Taxable securities	223,731	1,173	2.09	283,571	1,480	2.07
Tax-exempt securities (2)	140,113	1,483	4.21	133,837	1,361	4.03
Equity securities	9,644	112	4.62	9,520	145	6.04
Federal funds sold and other	37,473	47	0.50	11,523	9	0.31

Total earning assets	1,808,250	19,143	4.21	1,700,931	18,108	4.22
Nonearning assets	169,339			153,655

Total assets	$1,977,589			$1,854,586

INTEREST-BEARING LIABILITIES
Time deposits	$240,415	$463	0.77%	$246,113	$490	0.79%
Savings deposits	537,292	184	0.14	539,227	163	0.12
Demand deposits	364,443	215	0.23	324,295	161	0.20
Short term borrowings	206,852	204	0.39	188,352	91	0.19
Long term borrowings	17,403	111	2.54	19,835	118	2.36

Total interest-bearing liabilities	$1,366,405	1,177	0.34	$1,317,822	1,023	0.31

NONINTEREST-BEARING LIABILITIES AND STOCKHOLDERS’ EQUITY
Demand deposits	376,463			324,887
Other liabilities	15,693			18,431
Stockholders’ equity	219,028			193,446

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,977,589			$1,854,586

Net interest income and interest rate spread		$17,966	3.87%		$17,085	3.91%

Net interest margin			3.95%			3.99%

(1)	Interest and yields are calculated on a tax-equivalent basis where applicable.
(2)	For 2016, adjustments of $160 thousand and $531 thousand, respectively, were made to tax equate income on tax exempt loans and tax exempt securities. For 2015, adjustments of $159 thousand and $470 thousand, respectively, were made to tax equate income on tax exempt loans and tax exempt securities. These adjustments were based on a marginal federal income tax rate of 35%, less disallowances.

	Twelve Months Ended			Twelve Months Ended
	December 31, 2016			December 31, 2015
	AVERAGE BALANCE	INTEREST (1)	RATE (1)	AVERAGE BALANCE	INTEREST (1)	RATE (1)
EARNING ASSETS
Loans (2)	$1,344,308	$63,757	4.74%	$955,415	$45,242	4.74%
Taxable securities	240,087	5,058	2.11	279,808	5,903	2.11
Tax-exempt securities	132,550	5,581	4.21	103,947	4,510	4.34
Equity securities (2)	9,613	515	5.36	6,561	287	4.37
Federal funds sold and other	34,579	166	0.48	16,855	29	0.17

Total earning assets	1,761,137	75,077	4.26	$1,362,586	55,971	4.11
Nonearning assets	163,777			119,941
Total assets	$1,924,914			$1,482,527

INTEREST-BEARING LIABILITIES
Time deposits	$245,384	$1,834	0.75%	$227,412	$2,610	1.15%
Savings deposits	540,626	685	0.13	468,123	534	0.11
Demand deposits	333,712	701	0.21	219,257	345	0.16
Short term borrowings	211,713	689	0.33	107,850	177	0.16
Long term borrowings	19,886	468	2.35	34,799	424	1.22

Total interest-bearing liabilities	$1,351,321	$4,377	0.32	$1,057,441	4,090	0.39

NONINTEREST-BEARING LIABILITIES AND STOCKHOLDERS’ EQUITY
Demand deposits	$248,003			$250,628
Other liabilities	14,182			12,372
Stockholders’ equity	211,408			162,086
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,824,914			$1,482,527

Net interest income and interest rate spread		$70,700	3.94%		$51,881	3.72%

Net interest margin			4.01%			3.81%

(1)	Interest and yields are calculated on a tax-equivalent basis where applicable.

(2)	For 2016, adjustments of $648 thousand and $1.9 million, respectively, were made to tax equate income on tax exempt loans and tax exempt securities. For 2015, adjustments of $585 thousand and $1.6 million, respectively, were made to tax equate income on tax exempt loans and tax exempt securities. These adjustments were based on a marginal federal income tax rate of 35%, less disallowances.